Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Alaska Air Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities*

Fees to Be Paid	Equity	Common Stock	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

	Equity	Preferred Stock	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

	Other	Warrants	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

	Other	Rights (3)	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

	Other	Units (4)	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock	415(a)(6)	$121,532,071.83	—	—	—	—	S-3ASR (2)	333-249054 (2)	September 25, 2020 (2)	$13,259.14 (2)

	Total Offering Amounts							(1)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$0 (2)

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. Alaska Air Group, Inc. has previously registered the resale of (a) warrants to purchase up to 928,127 shares of common stock (the “PSP1 Warrants”) and 928,127 shares of common stock issuable upon exercise of such PSP1 Warrants, offered by means of a 424(b)(7) prospectus supplement, dated September 25, 2020 (as amended and restated on March 31, 2021, the “Prior PSP1 Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (File No. 333-249054), filed with the Securities and Exchange Commission on September 25, 2020 (the “Prior Registration Statement”); (b) warrants to purchase up to 427,080 shares of common stock (the “Treasury Loan Program Warrant”) and 427,080 shares of common stock issuable upon exercise of such Treasury Loan Program Warrant, offered by means of a 424(b)(7) prospectus supplement, dated June 30, 2021 (the “Prior Treasury Loan Program Prospectus Supplement”), pursuant to the Prior Registration Statement; (c) warrants to purchase up to 305,498 shares of common stock (the “PSP2 Warrants”) and 305,498 shares of common stock issuable upon exercise of such PSP2 Warrants, offered by means of a 424(b)(7) prospectus supplement, dated March 31, 2021 (as amended and restated on June 30, 2021, the “Prior PSP2 Prospectus Supplement”), pursuant to the Prior Registration Statement; and (d) warrants to purchase up to 221,812 shares of common stock (the “PSP3 Warrants”) and 221,812 shares of common stock issuable upon exercise of such PSP3 Warrants, offered by means of a 424(b)(7) prospectus supplement, dated June 30, 2021 (the “Prior PSP3 Prospectus Supplement”), pursuant to the Prior Registration Statement. In connection with the filing of the Prior PSP1 Prospectus Supplement, Prior Treasury Loan Program Prospectus Supplement, Prior PSP2 Prospectus Supplement and Prior PSP3 Prospectus Supplement (collectively, the “Prior Prospectus Supplements”), Alaska Air Group, Inc. made contemporaneous fee payments in the amounts of $6,844.07, $2,870.68, $2,053.45 and $1,490.94, respectively. As of the date of this registration statement, none of the warrants or 1,882,517 shares of common stock registered for resale under the Prior Prospectus Supplements have been sold. Pursuant to Rule 415(a)(6) under the Securities Act, the aggregate registration fee of $13,259.14 that has already been paid and remains unused with respect to such warrants and shares of common stock that were previously registered pursuant to the Prior Prospectus Supplements and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement.

(3)

Each right will represent a right to purchase shares of Alaska Air Group, Inc.’s common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also describe the terms of any rights issued by Alaska Air Group, Inc.

(4)	Each unit will consist of two or more securities. The applicable prospectus supplement relating to the units will describe the terms of any units issued by Alaska Air Group, Inc.
*	Additional securities may be added by an automatically effective post-effective amendment pursuant to Rule 413 under the Securities Act.